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                                                                   EXHIBIT 10.29

October 1, 1996


Mr. Brian Rackohn
Chief Financial Officer
Harmony Holdings, Inc.
1990 Westwood Blvd., #310
Los Angeles, CA 90025-4676

Dear Mr. Rackohn:

This will confirm our understanding and agreement that Bibicoff & Associates, Inc. will supervise an Investor Relations program to be instituted by Harmony Holdings, Inc.

The term of this Agreement will commence effective today and will extend through September 30, 2000.

As full and complete compensation for these services, Harmony will pay one lump sum payment of $75,000 to Bibicoff & Associates upon the execution of this Agreement. No additional fees or expenses will be paid to or reimbursed to Bibicoff & Associates in conjunction with this Agreement. If this is acceptable to you, please sign in the space provided below.

Very truly yours,

By/s/Harvey Bibicoff

Harvey Bibicoff
President


AGREED TO AND ACCEPTED:

Harmony Holdings, Inc.



By:   By/s/Brian Rackohn
      Brian Rackohn, Chief Financial Officer